Exhibit 4.2

[CyPost KK]



June 30, 2000


                               Letter of Agreement

                Cancellation of loan to CyPost Corporation, U.S.





Provided that CyPost Corporation, US sells CyPost KK to Access Media International, I, Robert Sendoh, Director of CyPost KK agree to cancel all of and every part of my loan(s) with CyPost Corporation, U.S. and any and all claims against CyPost Corporation, U.S. without any further consideration or future claim(s) whatsoever as of July 3, 2000 Japanese time.



/s/ Robert Sendoh                          /s/ [illegible]
---------------------------------          -------------------------------------
Robert Sendoh                              witness



June 30, 2000
---------------------------------
date / place




Bureau Toranomon 802, 2-7-16 Toranomon, Minato-Ku, Tokyo, Japan
Tel: 03-3502-0201

[CyPost KK]


June 30, 2000


                               Letter of Agreement

                 Transfer of Shares to CyPost Corporation, U.S.





Provided that CyPost Corporation, US sells CyPost KK to Access Media International, I, Robert Sendoh, a member of CyPost KK management, agree to return forty-two (42) of my shares in CyPost KK, Stock to CyPost Corporation, U.S. with no cost or liability to CyPost Corporation, U.S. and without any further consideration or future claim(s) as of July 3, 2000 Japanese time.



/s/ Robert Sendoh                          /s/ [illegible]
----------------------------------         -------------------------------------
Robert Sendoh                              witness



June 30, 2000
----------------------------------
date / place





Bureau Toranomon 802, 2-7-16 Toranomon, Minato-Ku, Tokyo, Japan
Tel: 03-3502-0201